UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2024

Apollo Debt Solutions BDC

(Exact name of Registrant as specified in its charter)

Delaware	814-01424	86-1950548
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9 West 57th Street New York, New York	10019
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (212) 515-3200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sale of Equity Securities

As of January 2, 2024, Apollo Debt Solutions BDC (the “Fund,” “ADS,” “we” or “our”) sold unregistered Class I common shares of beneficial interest (“Class I Common Shares”) (with the final number of shares being determined on January 23, 2024) to feeder vehicles primarily created to hold the Fund’s Class I Common Shares. The offer and sale of these Class I Common Shares was exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) and/or Regulation S thereunder (the “Private Offering”). The following table details the shares sold:

Date of Unregistered Sale	Amount of Class I Common Shares	Consideration
As of January 2, 2024 (number of shares finalized on January 23, 2024)	4,538,127	$111,756,360

Item 7.01.	Regulation FD Disclosures

January 2024 Distributions

On January 23, 2024, the Fund declared distributions for each class of its common shares of beneficial interest (the “Shares”) in the amount per share set forth below:

	Gross Distribution	Previously Declared Special Distribution	Shareholder Servicing and/or Distribution Fee	Net Distribution
Class I Common Shares	$0.1800	$0.0200	$0.0000	$0.2000
Class S Common Shares	$0.1800	$0.0200	$0.0178	$0.1822
Class D Common Shares	$0.1800	$0.0200	$0.0052	$0.1948

The distributions for each class of Shares are payable to shareholders of record as of the open of business on January 31, 2024 and will be paid on or around February 28, 2024. These distributions will be paid in cash or reinvested in shares of the Fund for shareholders participating in the Fund’s distribution reinvestment plan.

On December 20, 2023, the Fund announced that its Board of Trustees declared special distributions totaling $0.06 per share to be distributed in three consecutive monthly payments of $0.02 per share. Payments will be made to shareholders of record as of January 31, 2024, February 29, 2024 and March 29, 2024, on or around February 28, 2024, March 27, 2024 and April 26, 2024, respectively. The special distributions will be paid in cash or reinvested in shares of the Fund for shareholders participating in the Fund’s distribution reinvestment plan.

Portfolio and Business Commentary

(All figures as of December 31, 2023, unless otherwise noted)

For the month ended December 31, 2023, the Fund’s net asset value (“NAV”) per share was $24.63, compared to $24.49 as of November 30, 2023. The Fund’s 1-month, 3-month, 12-month, and annualized inception-to-date returns through December 31, 2023 for Class I Common Shares were 1.36%, 2.80%, 16.20%, and 7.68%, respectively (inception date was January 7, 2022).1 As of January 23, 2024, the Fund’s annualized distribution rate, including the distribution declared on January 23, 2024 and the special distribution announced on December 20, 2023 was 9.75% (for Class I Common Shares).2

For the quarter ended December 31, 2023, ADS originated approximately $2.0 billion of private debt investments, with a focus on large cap issuers, bringing the Fund’s origination volume to approximately $3.8 billion during the fiscal year ended December 31, 2023. During the quarter and fiscal year ended December 31, 2023, the Fund’s new directly originated investments funded had a weighted average spread of 607 basis points and 617 basis points, respectively. As of December 31, 2023, approximately 100% of the Fund’s new directly originated investments funded were first lien and approximately 92% were floating rate. As of December 31, 2023, the weighted average yield at amortized cost of the Fund’s overall portfolio was 11.6%.3

As of December 31, 2023, our portfolio was approximately $6.7 billion based on fair market value across 179 portfolio companies and 47 industries. Our portfolio consisted of 99% first lien debt investments and 95% floating rate debt investments based on fair market value. The weighted average EBITDA of our directly originated debt investments was $254 million4, and the overall portfolio’s net loan-to-value, weighted-average net leverage, and interest coverage were 39%, 4.6x, and 2.4x, respectively.5 As of December 31, 2023, there was one investment on non-accrual status, which represented approximately 0.06% of the overall portfolio based on fair market value.

As of December 31, 2023, the Fund’s net leverage ratio was 0.61x6, and we had approximately $1.9 billion of excess availability under our secured funding facilities.7

1.

For Class S common shares, ADS generated returns of 1.29%, 2.58%, 15.23%, and 6.73% for 1-month, 3-month, 12-month, and annualized inception-to-date returns through December 31, 2023 (inception date is February 1, 2022), respectively. For Class D common shares, ADS generated returns of 1.34%, 2.74%, 15.92%, and 14.17% for 1-month, 3-month, 12-month, and annualized inception-to-date returns through December 31, 2023 (inception date is July 1, 2022), respectively.

2.

The annualized distribution rate is calculated by multiplying the sum of the month’s stated base distribution per share and special distribution per share by twelve and dividing the result by the prior month’s NAV per share. The annualized distribution rate, including the distribution declared on January 23, 2024 and excluding the special distribution announced on December 20, 2023, is 8.77% for Class I Common Shares, 7.90% for Class S common shares and 8.52% for Class D common shares as of January 23, 2024.

3.	Excludes investments on non-accrual status.
4.

Based on latest information tracked on our portfolio companies and excludes certain portfolio companies for which these metrics are not meaningful (for instance, portfolio companies with negative EBTIDA).

5.

Based on latest information tracked on our portfolio companies and excludes certain portfolio companies for which these metrics are not meaningful (for instance, portfolio companies with negative EBITDA). Net loan-to-value is net debt through the respective loan tranche in which the Fund has invested divided by the estimated enterprise value of the portfolio company.

6.

The Fund’s net leverage ratio is defined as debt outstanding plus payable for investments purchased, less receivable for investments sold, less cash and cash equivalents, less foreign currencies, divided by net assets.

7.	Includes borrowing base availability under secured financing facilities, cash and net receivables from investments.

Item 8.01. Other Events.

Net Asset Value and Portfolio Update

The NAV per share of each class of the Fund’s Shares as of December 31, 2023, as determined in accordance with the Fund’s valuation policy, is set forth below.

NAV as of December 31, 2023
Class I Common Shares	$24.63
Class S Common Shares	$24.63
Class D Common Shares	$24.63

As of December 31, 2023, the Fund’s aggregate NAV was $4.1 billion, the fair value of its investment portfolio was approximately $6.7 billion and it had approximately $2.6 billion of principal debt outstanding, resulting in a debt-to-equity leverage ratio of approximately 0.64x. The Fund’s net leverage ratio as of December 31, 2023 was approximately 0.61x.1

1.

The Fund’s net leverage ratio is defined as debt outstanding plus payable for investments purchased, less receivable for investments sold, less cash and cash equivalents, less foreign currencies, divided by net assets.

Status of Offering

The Fund is currently publicly offering on a continuous basis up to $5.0 billion in Shares (the “Offering”). Additionally, the Fund has sold unregistered shares as part of the Private Offering. The following table lists the Shares issued and total consideration for both the Offering and the Private Offering as of the date of this filing, reflective of transfers between share classes. The table below does not include Shares sold through the Fund’s distribution reinvestment plan. The Fund intends to continue selling Shares in the Offering and the Private Offering on a monthly basis.

	Common Shares Issued	Total Consideration
Offering:
Class I Common Shares	46,282,983	$1,115,802,981
Class S Common Shares	37,386,746	$905,136,280
Class D Common Shares	416,760	$10,075,264
Private Offering:
Class I Common Shares	105,506,036	$2,592,130,202
Class S Common Shares	—	—
Class D Common Shares	—	—
Total Offering and Private Offering *	189,592,525	$4,623,144,728

*	Amounts may not sum due to rounding.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO DEBT SOLUTIONS BDC

Date: January 23, 2024	By:	/s/ Kristin Hester
	Name:	Kristin Hester
	Title:	Chief Legal Officer and Secretary

6